EXHIBIT 25.1
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM T-1
                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE
              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                    TRUSTEE PURSUANT TO SECTION 305(b)(2) ___

                         ------------------------------

                              THE BANK OF NEW YORK
               (Exact name of trustee as specified in its charter)

                New York                               13-5160382
     (Jurisdiction of incorporation                 (I.R.S. employer
      if not a U.S. national bank)                 identification no.)

   48 Wall Street, New York, New York                     10286
(Address of principal executive offices)               (Zip Code)

                          BROOKS FIBER PROPERTIES, INC.
               (Exact name of obligor as specified in its charter)

                Delaware                               43-1656187
     (State or other jurisdiction of                (I.R.S. employer
     incorporation or organization)                identification no.)

  425 Woods Mill Road South, Suite 300
        Town & Country, Missouri                          63017
(Address of principal executive offices)               (Zip Code)

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                 10.875% Senior Discount Notes Due March 1, 2006
                       (Title of the indenture securities)


                                     GENERAL

ITEM 1. General Information.

    Furnish the following information as to the Trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

         Superintendent of Banks                  2 Rector Street,
           of the State of New York               New York, N.Y. 10006
                                                    and Albany, N.Y. 12203

         Federal Reserve Bank of New York         33 Liberty Plaza,
                                                  New York, N.Y. 10045-001

         Federal Deposit Insurance Corporation    Washington, D.C. 20549

         New York Clearing House Association      100 Broad Street
         New York, N.Y. 10004

    (b)  Whether it is authorized to exercise corporate trust powers:

         Yes.


ITEM 2.  Affiliations with Obligor.

    If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.  (See Note on page 3.)

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ITEM 16.  List of Exhibits.

    Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

99.1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (See Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

99.4. A copy of the existing By-laws of the Trustee. (See Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

99.6. The consent of the Trustee required by Section 321(b) of the Act. (See Exhibit 6 to Form T-1, Registration Statement No. 33-44051.)

99.7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                      NOTE

    Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

    Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

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                                    SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 6th day of June, 1996.

                                      The Bank of New York

                                      By: /s/ Nancy Gill
                                          -------------------------------------
                                          Name:   Nancy Gill
                                          Title:  Assistant Treasurer


                                  EXHIBIT INDEX

Description                                                              Number
- -----------------------------------------------------------------------  ------

Latest report of condition of the Trustee published pursuant to law or     99.7
to the requirements of its supervising or examining authority.


                                                                   EXHIBIT 99.7

                                     Consolidated Report of Condition of
                                            THE BANK OF NEW YORK
                                   of 48 Wall Street, New York, N.Y. 10286
                                   And Foreign and Domestic Subsidiaries,
         a member of the Federal Reserve System, at the close of business December 31, 1995, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                                               Dollar Amounts
                                                                                                 in Thousands
                                                                                               --------------

ASSETS

Cash and balances due from depository institutions:
    Noninterest-bearing balances and currency and coin......................................      $4,500,312
    Interest-bearing balances...............................................................         643,938
Securities:
    Held-to-maturity securities.............................................................         806,221
    Available-for-sale securities...........................................................       2,036,768
Federal funds sold in domestic offices of the bank..........................................       4,166,720
Securities purchased under agreements to resell.............................................          50,413
Loans and lease financing receivables:
    Loans and leases, net of unearned income....................................  27,068,535
    Less Allowance for loan and lease losses....................................     520,024
    Less allocated transfer risk reserve........................................       1,000
    Loans and leases, net of unearned income, allowance, and reserve........................      26,547,511
Assets held in trading accounts.............................................................         758,462
Premises and fixed assets (including capitalized leases)....................................         615,330
Other real estate owned.....................................................................          63,769
Investments in unconsolidated subsidiaries and associated companies.........................         223,174
Customers' liability to this bank on acceptances outstanding................................         900,795
Intangible assets...........................................................................         212,220

Other assets................................................................................       1,186,274

Total assets................................................................................     $42,711,907
                                                                                                 ============

LIABILITIES

Deposits
    In domestic offices.....................................................................     $21,248,127
    Noninterest-bearing........................................................   9,172,079
    Interest-bearing...........................................................  12,076,048
    In foreign offices, Edge and Agreement subsidiaries, and IBFs...........................       9,535,088
    Noninterest-bearing........................................................      64,417
    Interest-bearing...........................................................   9,470,671
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
    Federal funds purchased.................................................................       2,095,668
    Securities sold under agreements to repurchase..........................................          69,212
Demand notes issued to the U.S. Treasury....................................................         107,340
Trading Liabilities.........................................................................         615,718
Other borrowed money:
    With original maturity of one year or less..............................................       1,638,744
    With original maturity of more than one year............................................         120,863
Bank's liability on acceptances executed and outstanding....................................         909,527
Subordinated notes and debentures...........................................................       1,047,860
Other liabilities...........................................................................       1,836,573
Total liabilities...........................................................................      39,224,720
                                                                                                 ============

EQUITY CAPITAL

Common stock................................................................................         942,284
Surplus.....................................................................................         525,666
Undivided profits and capital reserves......................................................       1,995,316
Net unrealized holding gains (losses) on available-for-sale securities......................          29,668
Cumulative foreign currency translation adjustments.........................................          (5,747)
Total equity capital........................................................................       3,487,187
                                                                                                 ------------
Total liabilities and equity capital........................................................     $42,711,907
                                                                                                 ============


    I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                      Robert E. Keilman

    We, the undersigned directors attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

             J. Carter Bacot      )
             Thomas A. Renyi      )   Directors
             Alan R. Griffith     )